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                                                                      EX-99.D14
                                                              Exhibit 23(d)(14)


                           DELAWARE POOLED TRUST, INC.

                  THE REAL ESTATE INVESTMENT TRUST PORTFOLIO II

                             SUB-ADVISORY AGREEMENT


         AGREEMENT, made by and between DELAWARE MANAGEMENT COMPANY, INC., a Delaware corporation ("Investment Manager"), and LINCOLN INVESTMENT MANAGEMENT, INC., an Illinois corporation ("Sub-Adviser").

                              W I T N E S S E T H:

         WHEREAS, DELAWARE POOLED TRUST, INC., a Maryland corporation ("Fund"), has been organized and operates as an investment company registered under the Investment Company Act of 1940 and engages in the business of investing and reinvesting its assets in securities, and

         WHEREAS, the Investment Manager and the Fund on behalf of The Real Estate Investment Trust Portfolio II ("Portfolio"), have entered into an agreement of even date herewith ("Investment Management Agreement") whereby the Investment Manager will provide investment advisory services to the Fund on behalf of the Portfolio; and

         WHEREAS, the Investment Management Agreement permits the Investment Manager to hire one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Fund on behalf of the Portfolio; and

         WHEREAS, the Investment Manager and the Sub-Adviser are registered Investment Advisers under the Investment Advisers Act of 1940 and engage in the business of providing investment management services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:


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         1. The Investment Manager hereby employs the Sub-Adviser to furnish the
Investment Manager with investment recommendations, asset allocation advice, research, economic analysis and other investment services with respect to securities in which the Portfolio may invest, subject to the direction of the Board and officers of the Fund for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Sub-Adviser shall furnish the Board of Directors of the Fund with such information and reports regarding its activities as the Investment Manager deems appropriate or as the Directors of the Fund may reasonably request consistent with the provisions of
Section 15(c) of the Investment Company Act of 1940.

         2. Under the terms of the Investment Management Agreement, the Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. Without limiting the foregoing, except as the Investment Manager and the Sub-Adviser may agree in writing from time to time, the Sub-Adviser shall have no responsibility for record maintenance and preservation obligations under
Section 31 of the Investment Company Act of 1940. Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds which have employed the Sub-Adviser as sub-adviser or investment manager.



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         In the conduct of the respective business of the parties hereto and in the performance of this Agreement, the Fund, the Investment Manager and the Sub-Adviser may share facilities common to each, with appropriate proration of expenses between and among them.

         3. As compensation for the services to be rendered to the Fund for the benefit of the Portfolio by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a monthly fee equal to 30% of the fee paid to the Investment Manager under the terms of the Investment Management Agreement.

         If this Agreement is terminated prior to the end of any calendar month, the Sub-Advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

         4. The services to be rendered by the Sub-Adviser to the Fund for the benefit of the Portfolio under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

         5. The Sub-Adviser, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

         The Investment Manager agrees that it shall not use the Sub-Adviser's name or otherwise refer to the Sub-Adviser in any materials distributed to third parties, including the Portfolio's shareholders, without the prior written consent of the Sub-Adviser.



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         6. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as Sub-Adviser to the Fund, the Sub-Adviser shall not be subject to liability to the Fund, to the Investment Manager or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.


         7. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by the vote of a majority of the outstanding voting securities of the Portfolio and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Investment Manager or the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Sub-Adviser, of the Investment Manager's or the Fund's intention to do so, in the case of the Fund pursuant to action by the Board of Directors of the Fund or pursuant to the vote of a majority of the outstanding voting securities of the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty on sixty days' written notice to the Investment Manager and the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this




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Agreement committed prior to such termination, and except for the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.

         8. This Agreement shall extend to and bind the successors of the parties hereto.

         9. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested person"; and "assignment" shall have the meaning defined in the Investment Company Act of 1940.













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         IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers as of the 14th day of October, 1997.

                                  DELAWARE MANAGEMENT COMPANY, INC.


                                  By: /s/David K. Downes
                                     --------------------------------
                                     Name:  David K. Downes
                                     Title: Executive Vice President/Chief
                                            Operating Officer/Chief Financial
                                            Officer

                                  Attest:/s/Michael D. Mabry
                                         ------------------------------
                                         Michael D. Mabry
                                         Assistant Vice President/Assistant
                                         Secretary


                                  LINCOLN INVESTMENT MANAGEMENT, INC.


                                  By:/s/Lawrence T. Kissko
                                     -----------------------------------
                                     Name:  Lawrence T. Kissko
                                     Title: Vice President

                                  Attest:/s/Vickie Berkshire
                                         -------------------------------


Agreed to and accepted as of the
day and year first above written:

DELAWARE POOLED TRUST, INC.
on behalf of The Real Estate Investment
Trust Portfolio II


By:/s/Wayne A. Stork
   -------------------------------------
   Wayne A. Stork
   Chairman

Attest:/s/David P. O'Connor
       ---------------------------------
       David P. O'Connor
       Assistant Vice President/Assistant Secretary




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